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                                                                     EXHIBIT 5.1


                                   [LOGO]
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                            O'MELVENY & MYERS LLP


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SAN FRANCISCO                                                           SHANGHAI

SILICON VALLEY                                                             TOKYO



                                                                 OUR FILE NUMBER
                                                                     570,873-001


                                   February 13, 2003


MedQuest, Inc.
2400 North Point Parkway
Alpharetta, Georgia  30022


            RE: REGISTRATION OF SECURITIES OF MEDQUEST, INC.

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-101399), as amended, of MedQuest, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange up to $180,000,000 principal amount of the Company's 11 7/8% Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933 (the "New Notes"), which New Notes will be guaranteed (the "Guarantees") by MQ Associates, Inc., a Delaware corporation ("MQ Associates"), and each of the direct and indirect subsidiaries of the Company (collectively, the "Note Guarantors"), for a like principal amount of the Company's outstanding 11 7/8% Senior Subordinated Notes due 2012 (the "Old Notes"), which Old Notes have also been guaranteed by each of the Note Guarantors.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate and limited liability company records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

      With respect to the opinion in paragraph 3 below, we have relied solely upon the opinions of (A)(i) Beus, Gilbert & Devitt, P.L.L.C., as special counsel to Phoenix Diagnostic Imaging, Inc., an Arizona corporation, (ii) Stradling, Yocca, Carlson & Raoth, P.C., as special counsel to Grove Diagnostic Imaging Center, Inc., a California corporation, (iii) Holland & Knight LLP, as special counsel to Florida Diagnostic Imaging Center, Inc., a Florida corporation, (iv) Siegfried, Bingham, Levy, Selzer & Gee, P.C., as special counsel to Kansas Diagnostic Imaging, Inc., a Kansas corporation, (v) Gallop, Johnson & Neuman,

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MedQuest, Inc.
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L.C., as special counsel to Missouri Imaging, Inc., a Missouri corporation, and
Town & Country Open MRI, LLC, Clayton Open MRI, LLC, Cape Imaging, L.L.C., Bridgeton MRI and Imaging Center, LLC, Kirkwood MRI and Imaging Center, LLC and St. Peters MRI and Imaging Center, LLC, each a Missouri limited liability company, (vi) Bode Call & Stroupe, L.L.P., as special counsel to Asheville Open MRI, Inc., Cabarrus Diagnostic Imaging, Inc., Cape Fear Diagnostic Imaging, Inc., Carolina Imaging, Inc. of Fayetteville, Chapel Hill Diagnostic Imaging, Inc., Mecklenburg Diagnostic Imaging, Inc., Piedmont Imaging, Inc. and Triad Imaging, Inc., each a North Carolina corporation, and Coastal Imaging, LLC, Durham Diagnostic Imaging, LLC and Jacksonville Diagnostic Imaging, LLC, each a North Carolina limited liability company, (vii) The Beasley Law Group, PLLC, as special counsel to BioImaging at Charlotte, Inc., BioImaging at Harding, Inc., BioImaging of Cool Springs, Inc. and Chattanooga Diagnostic Imaging, Inc., each a Tennessee corporation, (viii) Scott, Hulse, Marshall, Feuille, Finger & Thurmond, P.C., as special counsel to Texas Imaging Services of El Paso, Inc., a Texas corporation, (ix) Williams Mullen, P.C., as special counsel to Vienna Diagnostic Imaging, Inc., Open MRI & Imaging of Richmond, Inc., Tyson's Corner Diagnostic Imaging, Inc. and Virginia Diagnostic Imaging, Inc., each a Virginia corporation, and Open MRI & Imaging of Richmond, LLC and Richmond West End Diagnostic Imaging, LLC, each a Virginia limited liability company, and (x) Beck, Chaet & Bamberger, S.C., as special counsel to Wisconsin Diagnostic Imaging, Inc. and Kenosha Diagnostic Imaging, Inc., each a Wisconsin corporation, in each case, dated the date hereof, a copy of each of which is being filed as an exhibit to the Registration Statement, as to matters of the laws of the states of Arizona, California, Florida, Kansas, Missouri, North Carolina, Tennessee, Texas, Virginia and Wisconsin, respectively, with respect to the Guarantees being the legally valid and binding obligations of the respective Guarantors as set forth in such opinions and (B) (i) Dominick, Fletcher, Yeilding, Wood & Lloyd, P.A., as special counsel to Imaging Services of Alabama, Inc., Dothan Diagnostic Imaging, Inc. and Mobile Open MRI, Inc., each an Alabama corporation, and Montgomery Open MRI, LLC and Norwood Diagnostic Imaging, LLC, each an Alabama limited liability company, (ii) Ray & Sherman LLC, as special counsel to Open MRI of Georgia, Inc., Open MRI & Imaging of Georgia, Inc. and Occupational Solutions, Inc., each a Georgia corporation, and Open MRI & Imaging of Albany, LLC, Open MRI & Imaging of Athens, LLC, Athens MRI, LLC, Open MRI of Atlanta, LLC, Buckhead Diagnostic Imaging, LLC, Open MRI of Central Georgia, LLC, Imaging Center of Central Georgia, LLC, Open MRI & Imaging of Conyers, LLC, Cumming Diagnostic Imaging, LLC, Open MRI & Imaging of DeKalb, LLC, Duluth Diagnostic Imaging, LLC, Duluth CT Center, LLC, Diagnostic Imaging of Atlanta, LLC, Open MRI & Imaging of North Fulton, LLC, Open MRI & Imaging of N.E. Georgia, LLC, Diagnostic Imaging of Georgia, LLC, Midtown Diagnostic Imaging, LLC, Open MRI & Imaging of Douglasville, LLC, Hapeville Diagnostic Imaging, LLC, Open MRI & Imaging of Macon, LLC, Open MRI and Imaging of Snellville, LLC, West Paces Diagnostic Imaging, LLC, Woodstock Diagnostic Imaging, LLC, Diagnostic Imaging of Hiram, LLC, Diagnostic Imaging of Marietta, LLC and Brunswick Diagnostic Imaging, LLC, each a Georgia limited liability company, and (iii) McNair Law Firm, P.A., as special counsel to Anderson Diagnostic Imaging, Inc., Northeast Columbia Diagnostic Imaging, Inc., Lexington Open MRI, Inc., MedQuest Associates, Inc., Palmetto Imaging, Inc., Piedmont Imaging, Inc., South Carolina Diagnostic Imaging, Inc., Sun View Holdings, Inc. and Carolinas Diagnostic Imaging, Inc., each a South Carolina corporation, and Carolina Medical Imaging, LLC, Open MRI of Simpsonville, LLC, Simpsonville Open MRI, LLC, East Cooper Diagnostic Imaging, LLC, Farmfield Diagnostic Imaging, LLC, Fort Mill Diagnostic Imaging, LLC, Tricom Diagnostic Imaging, LLC, West Ashley Diagnostic Imaging, LLC, Open MRI & Imaging of Florence, LLC and Open MRI of Myrtle Beach, LLC, each a South Carolina limited liability company, in each case, dated the date hereof, a copy of each of which is being filed as an exhibit to the Registration Statement, as to matters of the laws of the states of Alabama, Georgia and South Carolina, respectively, with respect to (x) the respective Guarantors being duly incorporated or organized, validly existing and

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MedQuest, Inc.
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in good standing under the laws of its state of organization or incorporation,
(y) the respective Guarantors having the power and authority to execute, deliver and perform its obligations under the Indenture and their respective Guarantees and the Indenture and such Guarantees being duly authorized by the respective Guarantors, and (z) the Indenture being duly executed by the respective Guarantors, in each case, as set forth in such opinions.

      Upon the basis of the foregoing, we are of the opinion that:

      1. When the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture dated as of August 15, 2002, as supplemented (the "Indenture"), among the Company, MQ Associates, as guarantor, the Subsidiary Guarantors parties thereto and Wachovia Bank, National Association, as Trustee, in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the New Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      2. When the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantee of MQ Associates will be the legally valid and binding obligation of MQ Associates, enforceable against MQ Associates in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      3. When the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantees of the Note Guarantors will be the legally valid and binding obligations of the Note Guarantors, enforceable against the Note Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

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O'Melveny & Myers LLP
MedQuest, Inc.
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      The law governed by this opinion is limited to the present federal law of the United States, the present law of the State of New York and the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.


                                     Respectfully submitted,

                                     /s/ O'MELVENY & MYERS LLP